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                  TRUEVISION INTERNATIONAL, INC.


April 23, 1999


New Mexico Eye Clinics
Dr. Donald Rodgers
1100 Lead Road, S.E.
Albuquerque, New Mexico 87106


Dear Don,

This agreement will memorialize our understanding relative to the acquisition of a Hansatome micro-keratome for the exclusive use of the TrueVision Laser Center of Albuquerque, Inc. (TrueVision) and the New Mexico Eye Clinics (NMEC) will:

    Purchase a certain Hansatome micro-keratome on behalf of True Vision for use at the TrueVision Laser Center of Albuquerque.

    Provide for technical training in Albuquerque for up to three technicians for TrueVision

    Provide a fully certified technical person for all Lasik procedures for physicians employed by NMEC at no cost to TrueVision.

    Agree to lease said micro-keratome to TrueVision for five years at the rate of $1,250 per month commencing on May 1, 1999, afterwhich TrueVision will deliver the Micro-keratome to NMEC in good condition except for normal wear and tear.


TrueVision agrees to:

    Pay to NMEC a total of $75,000 in payments of $1,250 per month for sixty months for a certain Hansatome micro-keratome

    Have full use of said micro-keratome for all qualified member users and employees. The system is to permanently reside at TrueVision Albuquerque.


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                       TRUEVISION INTERNATIONAL, INC.

     Have at least one technician fully trained on the use of said micro-keratome and to assure only such fully trained technician(s) are authorized to assist qualified surgeons in the performance of laser vision correction.

     Pay for any required maintenance to the Hansatome during the term of this agreement.

The parties hereby agree to be bound by this agreement entered into this twenty-fourth day of April 1999, by and between

For New Mexico Eye Clinics                  For TrueVision International, Inc.


/s/ Donald Rodgers, M.D.                    /s/ John C. Homan, President
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Donald Rodgers, M.D.                        John C. Homan, President